Exhibit 23.1
Letter regarding unaudited financial information from the Independent Registered Public Accounting Firm
Credit Suisse Group AG
Zurich, Switzerland
Re: Registration Statement No. 333-218604, 333-101259, 333-217856 and 333-208152
With respect to the subject registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated November 2, 2017 related to our review of interim financial information of Credit Suisse Group AG as of September 30, 2017 and 2016 and for the three and nine-month periods ended September 30, 2017 and 2016.
Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.
KPMG AG
Nicholas Edmonds                Anthony Anzevino
Licensed Audit Expert           Global Lead Partner
Zurich, Switzerland
November 2, 2017
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